Southwest Gas Holdings, Inc. Reports Fourth Quarter and Full-Year 2025 Financial Results
$300M Utility Net Income and $284M Adjusted Net Income Exceeded Top End of 2025 Net Income Guidance Range
Delivered 8.3% Adjusted Utility ROE and Adjusted Utility Earnings Growth of ~8.7% Year-over-Year
Utility 2025 FFO/Debt of 18.6% - SWX and SWG S&P Credit Ratings Each Upgraded to BBB+
4% Increase in Common Stock Dividend Approved by Board of Directors
Initiated 2026 and Forward-Looking EPS and Rate Base Guidance Metrics
LAS VEGAS – February 25, 2026 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas Holdings” or “Company”) today reported results for its fourth quarter and year ended December 31, 2025. In addition, the Company announced that its board of directors approved an increase in the Company’s regular quarterly common stock dividend to $0.645 per share, representing a 4 percent increase over the 2025 dividend rate, beginning with the second quarter of 2026. This increase brings the annual dividend to $2.58 per share. This press release should be read in conjunction with the Form 10-K and earnings slides, which are concurrently being posted at www.swgasholdings.com.
“We are extremely proud to have successfully executed our 2025 financial and strategic priorities, which have positioned Southwest Gas Holdings as a pure‑play, fully regulated natural gas business,” said Karen Haller, President and Chief Executive Officer of Southwest Gas Holdings. “Our disciplined regulatory strategy, effective cost management, completion of the full separation from Centuri, and continued customer growth across our service territories have created a solid foundation and a strong credit profile for 2026 and beyond,” Haller added.
“While we have made significant progress in delivering strong and predictable returns for our stockholders, we remain focused every day on being a premier natural gas business in every aspect of our operations. To that end, we continue to invest in our infrastructure to ensure safe, reliable services for our customers while also taking steps to improve recovery. We plan to file a rate case this week to refresh customer rates in Arizona and to request formula ratemaking to enhance regulatory and customer predictability in the state. We also plan to file a rate case in Nevada next month with similar requests. Taken together, we believe these filings will contribute to further improvements in our achieved returns for stockholders,” Haller continued.
“The dividend increase further reflects the Company’s successful transition to a fully regulated natural gas business. Our strengthened position supports returning more value to stockholders while preserving balance sheet flexibility to fund ongoing and future capital expansion needs. Going forward, management expects to continue recommending annual dividend increases to the board, with the potential for larger increases in the longer term, following the expected completion of key regulatory initiatives and the projected 2028 Great Basin Gas Transmission Company expansion project,” added Haller.
“Finally, as reflected in our initiated earnings‑per‑share and rate base guidance, we anticipate significant growth driven by the potential 2028 Great Basin expansion in northern Nevada. We received pre‑filing approval from the Federal Energy Regulatory Commission in January, and we expect to deploy meaningful capital toward the project beginning in 2026,” Haller concluded.
All dividend decisions remain at the discretion of the board of directors. Future dividend actions will consider multiple factors including capital requirements, liquidity and overall financial condition, the dividend yield competitiveness, economic conditions, potential equity dilution, credit implications, and other relevant considerations.
Consistent with industry practice, the Company expects to announce its second quarter 2026 dividend declaration, including ex-dividend, record, and payable dates during the second quarter of 2026.
The Company has paid quarterly dividends continuously since going public in 1956.
Additional dividend information, including the tax status of Southwest Gas Holdings, Inc.’s dividend distributions, can be obtained through the Investor Relations section of its website, www.swgasholdings.com.

SOUTHWEST GAS HOLDINGS, INC. SUMMARY OPERATING RESULTS

Summary Financial Results	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share items)	2025	2024	2025	2024
Results of Consolidated Operations
Contribution to net income - natural gas distribution	$105,724	$97,185	$300,308	$261,176
Contribution to net income - corporate and administrative	(778)	(10,348)	(65,472)	(40,197)
Income (loss) from continuing operations, net of taxes	104,946	86,837	234,836	220,979
Income (loss) from discontinued operations, net of taxes(1)	$(1,470)	$5,619	$204,990	$(22,164)
Net income attributable to Southwest Gas Holdings	$103,476	$92,456	$439,826	$198,815

Non-GAAP adjustments to net income - natural gas distribution(2)	$(5,513)	$—	$(16,362)	$—
Adjusted net income - natural gas distribution(2)	$100,211	$97,185	$283,946	$261,176
Non-GAAP adjustments - continuing operations(2)	$(6,182)	$—	$28,931	$—
Adjusted net income - continuing operations(2)	$98,764	$86,837	$263,767	$220,979

Consolidated earnings per diluted share	$1.43	$1.28	$6.08	$2.76
Consolidated earnings per diluted share from continuing ops.	1.45	1.20	3.25	3.07
Non-GAAP adjustments - continuing operations(2)	(0.09)	—	0.40	—
Adjusted consolidated earnings per diluted share from continuing operations(2)	$1.36	$1.20	$3.65	$3.07
Weighted average diluted shares	72,550	72,141	72,337	72,032
(1) Including the impacts of noncontrolling interests. All items related to the disposition of Centuri are included in discontinued operations.
(2) For a reconciliation of non-GAAP financial measures, see the table later in this press release.
Recent Operational and Financial Highlights
•Southwest Gas Holdings completed its full separation, including the deconsolidation, of Centuri Holdings, Inc. (“Centuri”), its former subsidiary. The separation generated approximately $1.35 billion of net proceeds (net of transaction costs) with a portion of net proceeds used to repay $550 million previously outstanding on the Term Loan and the remaining balance that had been outstanding on the revolving credit facility at Southwest Gas Holdings;
•Southwest Gas Corporation (“Southwest Gas”, “Utility”, or “Natural Gas Distribution” segment) delivered Utility return on period-end equity (“ROE”) of 8.8% and adjusted ROE of 8.3% over the 12 months ended December 31, 2025, and year-over-year earnings growth of 15.0% and adjusted earnings growth of 8.7% over 2024;
•In March 2025, the Arizona Corporation Commission (“ACC”) approved an annual revenue increase of approximately $80.2 million, supporting timely recovery of investments made to maintain safe, reliable service and serve growing customer demand, including a 9.84% allowed return on equity on a 48.5% equity layer. In July 2025, the ACC also approved a System Integrity Mechanism, with a $50 million cap on qualifying capital, to help fund critical infrastructure investments;
•In June 2025, Nevada Governor Lombardo signed Senate Bill 417, new legislation allowing Southwest Gas to apply to the Public Utilities Commission of Nevada for alternative ratemaking plans; in July 2025, Southwest Gas received approval to reduce customer rates in order to accelerate the return to Nevada customers of the amount of purchased gas costs over-collected under its purchased gas cost recovery mechanism; and in September 2025, Southwest Gas filed a Nevada Gas Resource Plan as required by Senate Bill 281;

•In December 2025, Great Basin Gas Transmission Company (“Great Basin”) announced the execution of binding precedent agreements for its potential 2028 expansion project with an estimated $1.7 billion of potential incremental capital investment;
•Southwest Gas invested $855 million in capital expenditures1 (on an accrual basis) during 2025 to strengthen and modernize infrastructure to support new and existing customer demand;
•Southwest Gas achieved gross margin of $237.5 million and $785.6 million and operating margin of $412.5 million and $1.4 billion for the respective three and twelve months ended December 31, 2025;
•Southwest Gas added approximately 37,000 new meter sets during the twelve months ended December 31, 2025, a 1.6% customer growth rate over the same period;
•As of December 31, 2025, the Company had $577 million of cash and cash equivalents on hand, and nearly $1.3 billion in available liquidity; and
•Best in Customer Satisfaction with Residential Natural Gas Service in the West among Large Utilities 6 years in a row at Southwest Gas.2
Earnings Reconciliation Table
The table below provides a reconciliation of net income attributable to Southwest Gas Holdings for the three and twelve months ended December 31, 2025, from the same periods in 2024 (items are in millions and are before related income tax impact unless otherwise noted):

	Three Months		Twelve Months
Net income attributable to Southwest Gas Holdings – December 31, 2024		$92.5		$198.8
Increase (decrease) in Southwest Gas net income:
Operating Margin(1)	25.2		119.6
Operations and maintenance expenses	(7.2)		(16.8)
Depreciation and amortization	(6.6)		(27.6)
Other income and deductions, net	6.7		(1.9)
Interest expense, net	(2.5)		(19.4)
Other (includes taxes other than income taxes)	(1.1)		(5.1)
Income tax expense	(6.0)		(9.6)
Total increase in Southwest Gas net income		8.5		39.2
Increase (decrease) in corporate and administrative net loss		9.6		(25.3)
Increase in income from continuing operations		18.1		13.9
Increase (decrease) in discontinued operations(2)		(7.1)		227.2
Net income attributable to Southwest Gas Holdings – December 31, 2025		$103.5		$439.9
Net income attributable to Southwest Gas Holdings from continuing operations – December 31, 2025		$104.9		$234.8
Non-GAAP adjustments - continuing operations(1)		(6.2)		28.9
Adjusted Net income attributable to Southwest Gas Holdings from continuing operations - December 31, 2025		$98.7		$263.7
(1) For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see the tables later in this press release.
(2) Including the impacts of noncontrolling interests. All items related to the disposition of Centuri are included in discontinued operations.
1 Includes approximately $15 million that would be recorded in Deferred charges and other assets.
2 Southwest Gas received the highest score in the West Large segment (serving 400,000 or more residential customers) of the J.D. Power 2020 - 2025 U.S. Gas Utility Residential Customer Satisfaction Study of customers’ satisfaction nationally among gas residential customers. Visit jdpower.com/awards for more details.

Southwest Gas Holdings’ net income from continuing operations was $104.9 million for the three months ended December 31, 2025, and adjusted net income from continuing operations was $98.7 million for the three months ended December 31, 2025, representing an $18.1 million increase in net income from continuing operations when compared to the fourth quarter of 2024 and an $11.9 million increase in adjusted net income from continuing operations when compared to the fourth quarter of 2024.
Southwest Gas Holdings’ net income from continuing operations was $234.8 million for the twelve months ended December 31, 2025, and adjusted net income from continuing operations was $263.7 million for the twelve months ended December 31, 2025, representing a $13.9 million improvement in net income from continuing operations when compared to twelve months ended December 31, 2024 and a $42.8 million increase in adjusted net income from continuing operations when compared to twelve months ended December 31, 2024.
Southwest Gas / Natural Gas Distribution - Fourth Quarter 2025
In the three months ended December 31, 2025 compared to the same period in 2024, the increase in Southwest Gas’ net income of $8.5 million and increase in adjusted net income of $3.0 million was primarily due to:
•$25.2 million higher Operating margin primarily driven by updated rates in Arizona and all other territories adding approximately $21.8 million of incremental margin and $2.3 million attributable to customer growth. Customer growth is reflective of approximately 37,000 first-time meter sets added in 2025.
•$6.7 million higher Other income (which is net of other deductions) primarily driven by $3.2 million increase in values associated with company owned life insurance (“COLI”) policies, along with timing differences in contributions to the Southwest Gas Foundation in 2025 compared to the fourth quarter of 2024. Offsetting the increase was a $2.3 million decrease in interest income earned in money market accounts.
Partially offset by:
•$7.2 million higher Operations and maintenance expense primarily attributable to higher outside services costs of $5.0 million and higher employee-related labor costs of $2.6 million. These increases were partially offset by reductions in insurance costs.
•$6.6 million higher Depreciation and amortization expense reflecting a $672.1 million, or 6%, increase in gas plant in service since the corresponding fourth quarter of 2024. The increase in plant was primarily attributable to scheduled pipe replacement activities, new infrastructure, pipeline capacity reinforcement work, and franchise requirements.
•$2.5 million higher Net interest deductions primarily due to amounts incurred on the over-collected purchased gas adjustment (“PGA”) balance, including interest expense accrued associated with the regulatory accounts.
•$6.0 million higher Income tax expense due to pre-tax income differences and the amortization of excess accumulated deferred income taxes for GAAP presentation, however, income tax expense was $0.5 million higher as adjusted.
Southwest Gas / Natural Gas Distribution - Full Year 2025
In the twelve months ended December 31, 2025 compared to the same period in 2024, the increase in Southwest Gas’ net income of $39.2 million and increase in adjusted net income of $22.8 million was primarily due to:
•$119.6 million higher Operating margin primarily driven by updated rates in Arizona and all other territories that better align with Southwest Gas’ cost of service and capital investments adding approximately $95.2 million of incremental margin and $11.5 million attributable to customer growth. Customer growth is reflective of approximately 37,000 first-time meter sets added in 2025. Contributing to the increase is also $8.0 million related to the combined impacts of increases in recovery/return offset by a comparable increase in depreciation and amortization expense in regulatory account balances noted below and $5.9 million attributable to the variable interest expense adjustment mechanism in Nevada offset by a comparable increase in amortization that is recognized in interest expense.

Partially offset by:
•$16.8 million higher Operations and maintenance expense primarily attributable to higher than anticipated increases in incentive compensation costs of $5.8 million, higher outside services costs of $4.8 million, higher cloud-computing costs of $4.4 million, and higher employee-related labor costs of $4.3 million. These increases were partially offset by reductions in leak survey and line locating expenses.
•$27.6 million higher Depreciation and amortization expense reflecting a $672.1 million, or 6%, increase in gas plant in service in the current year, in addition to $8.0 million in higher amortization related to regulatory account balances noted above. The increase in plant was primarily attributable to scheduled pipe replacement activities, new infrastructure, pipeline capacity reinforcement work, and franchise requirements.
•$1.9 million lower Other income (which is net of other deductions) primarily driven by a $12.6 million decrease in interest income. This decrease was mainly driven by lower interest income earned on money market investments and interest income earned on Southwest Gas’ regulatory asset balances, including a reduction in the under-collected PGA balance for California. Additionally, Arizona and Nevada transitioned from net under-collected balances during the beginning of 2024 to over-collected balances at the end of 2024 and remained over-collected at the end of 2025. Offsetting the decrease in interest income was $6.9 million primarily related to timing differences in contributions to the Southwest Gas Foundation in 2025 compared to 2024, $1.9 million increase in values associated with COLI policies, and $1.6 million gain on the sale of certain miscellaneous assets in 2025.
•$19.4 million higher Net interest deductions primarily due to amounts incurred on higher over-collected PGA balances for Arizona and Nevada when compared to 2024, as well as higher variable interest expense adjustment mechanism in Nevada of $5.9 million associated with Southwest Gas’ industrial development revenue bonds noted above.
•$5.1 million higher Taxes other than income taxes due primarily to increases in property taxes across all of Southwest Gas’ jurisdictions.
•$9.6 million higher Income tax expense due to approximately $26.0 million primarily due to higher pre-tax income and lower amortization of excess accumulated deferred income taxes, partially offset by a tax benefit of $16.4 million due to changes in estimated future state apportionment rates; however, income tax expense was $6.8 million lower as adjusted.
Southwest Gas Holdings Guidance and Outlook:
The Company has initiated the following 2026 and forward-looking guidance ranges, as follows:

(in millions, except percentages)	Current Estimates
2026 Earnings per share from continuing operations	$4.17 - $4.32
2026 Capital expenditures(1)	~$1.25 billion
2026 - 2030 Earnings per share from continuing operations CAGR(2)	12.0% - 14.0%
2026- 2030 Capital expenditures(3)	$6.3 billion
2026 - 2030 Rate base CAGR(2)	9.5% - 11.5%
(1) Includes approximately $30 million that would be recorded in Deferred charges and other assets.
(2) 2025 compound annual growth rate (“CAGR”) base year: adjusted 2025 earnings per share from continuing operations of $3.65 per share and 2025 rate base of $6.7 billion.
(3) Includes approximately $190 million that would be recorded in Deferred charges and other assets.

Corporate and Administrative - Fourth Quarter 2025
In the three months ended December 31, 2025 compared to the same period in 2024, the decrease in net loss of $9.6 million was primarily due to:
•$10.3 million lower Net interest deductions primarily driven by the repayment of the $550 million term loan earlier in 2025 as well as the decrease in the balance that was previously outstanding on the revolving credit facility.
•$5.4 million higher Other income (which is net of other deductions) primarily driven by a $5.4 million increase in interest income earned on money market accounts.
Partially offset by:
•$3.9 million higher Income tax expense primarily driven by future state apportionment and income tax consolidation adjustments.
•$2.2 million higher Operations and maintenance expenses primarily due to higher severance costs.

Corporate and Administrative - Full Year 2025
In the twelve months ended December 31, 2025 compared to the same period in 2024, the increase in net loss of $25.3 million was primarily due to:
•$53.2 million higher Income tax expense primarily due to increases in estimated future state apportionment rates from Arizona and California of $45.3 million combined with lower pre-tax loss.
Partially offset by:
•$22.9 million lower net interest deductions primarily driven by the repayment of the $550 million term loan in the Summer of 2025 as well as the decrease in the balance that was previously outstanding on the revolving credit facility.
•$7.8 million higher other income (which is net of other deductions) primarily driven by a $7.8 million increase in interest income earned on money market accounts.
Discontinued Operations - Fourth Quarter 2025
In the three months ended December 31, 2025 compared to the same period in 2024, the decrease in net income of $7.1 million was primarily due to:
•$8.1 million reduction in Centuri’s pre-tax income attributable to the Company.
Discontinued Operations - Full Year 2025
In the twelve months ended December 31, 2025 compared to the same period in 2024, the increase in net income of $227.2 million was primarily due to:
•$343.1 million gain from Centuri deconsolidation, inclusive of a $222.9 million remeasurement gain from adjusting the 30.9% retained interest to fair value as of August 11, 2025. This retained interest was later sold on September 5, 2025.
•$3.7 million lower Centuri separation related costs.
Partially offset by:
•$100.4 million higher income tax expense primarily related to the sale of Centuri.
•$9.7 million loss from the sale of the Company’s 30.9% retained interest on September 5, 2025.
•$9.6 million reduction in Centuri’s pre-tax loss attributable to the Company.

Conference Call and Webcast
Southwest Gas Holdings will host a conference call on Wednesday, February 25, 2026 at 12:00 p.m. ET to discuss its fourth quarter and full year 2025 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com.
The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (800) 836-8184 or international (646) 357-8785. The webcast will be archived on the Southwest Gas Holdings website.
About Southwest Gas Holdings
Southwest Gas Holdings, Inc., through its primary operating subsidiary, Southwest Gas Corporation, engages in the business of purchasing, distributing and transporting natural gas for its customers. Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers in Arizona, Nevada and California by providing safe, reliable, and affordable service while pursuing innovative sustainable energy solutions to fuel the growth in its communities.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company” or “Southwest Gas Holdings”) and Southwest Gas Corporation (the “Utility” or “Southwest Gas”) and their expectations or intentions regarding the future and underlying assumptions. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “potential”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “pursue”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2026 and the future, earnings per share, capital expenditure and rate base CAGR guidance, and statements regarding the Great Basin Gas Transmission Company (“Great Basin”) 2028 Expansion Project, including projected demand, capacity, capital expenditures, impacts and investment opportunity. In addition, the statements that are not historic constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company and the Utility could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate case filings, approvals and rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and similar changes and related regulatory decisions, the potential for, and the impact of, a credit rating downgrade, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, regulatory approvals for the Great Basin 2028 Expansion Project along with capital construction costs, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future earnings per share from continuing operations or operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the Company will occur. Likewise, the Company can provide no assurance regarding segment revenues, margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected. Dividend declarations and the dividend rate are at the discretion of the Company’s board of directors and depend on numerous factors, including those described in the Company’s and Southwest Gas’ filings with the U.S. Securities and Exchange Commission; current and projected capital requirements; the Company’s liquidity position and earnings; capital expenditures; changes in cash flows; the competitiveness of the dividend yield; the Company’s target dividend payout ratios as determined from time to time; the impacts of economic conditions and business cycles; credit ratings and rating impacts; legal requirements and changes in laws and regulations; long-term financial and operational performance, expectations, and sustainability; changes in tax laws; and other factors. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s, and Southwest Gas Corporation’s current and periodic reports, including its Quarterly Reports on Form 10-Q, filed from time to time with the Securities and Exchange Commission. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP measures include (i) Southwest Gas Holdings adjusted earnings (loss) per share from continuing operations, (ii) Southwest Gas Holdings adjusted net income (loss) from continuing operations, (iii) Corporate and Administrative adjusted net income (loss), (iv) Natural Gas Distribution segment adjusted earnings (loss) per share, (v) Natural Gas Distribution segment adjusted net income (loss), (vi) natural gas distribution segment Adjusted ROE, and (vii) natural gas distribution segment FFO/Debt for the three- and twelve-months ended December 31, 2024 and 2025. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance.
Management also uses the non-GAAP measure, operating margin, related to its natural gas distribution operations. Southwest Gas recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest Gas’ profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest Gas’ financial performance. Operating margin also forms a basis for Southwest Gas’ various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest Gas’ financial performance in a rate-regulated environment.
The Southwest Gas Holdings, Inc. tables included herein provides a reconciliation for these non-GAAP measures.
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts

Investor and Analyst Contact	Media Contact

Tyler Franek	Sean Corbett
Manager, Investor Relations	Manager, Corporate Communications
Phone: (702) 876-7263	Phone: (702) 876-7219
tyler.franek@swgas.com	sean.corbett@swgas.com

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Consolidated Operating Revenues	$480,735	$553,059	$1,940,380	$2,475,216

Net Income:
Continuing operations	$104,946	$86,837	$234,836	$220,979
Discontinued operations(1)	$(1,470)	$5,619	$204,990	$(22,164)
Net income applicable to Southwest Gas Holdings	$103,476	$92,456	$439,826	$198,815

Weighted Average Common Shares - Basic	72,337	71,916	72,162	71,841
Weighted Average Common Shares - Diluted	72,550	72,141	72,337	72,032

Basic earnings (loss) per share:
Continuing operations	$1.45	$1.21	$3.25	$3.08
Discontinued operations(1)	(0.02)	0.08	2.84	(0.31)
Net earnings (loss) per share - basic	$1.43	$1.29	$6.09	$2.77

Diluted earnings (loss) per share:
Continuing operations	$1.45	$1.20	$3.25	$3.07
Discontinued operations(1)	(0.02)	0.08	2.83	(0.31)
Net earnings (loss) per share - diluted	$1.43	$1.28	$6.08	$2.76

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$237,513	$225,729	$785,619	$696,964
Plus:
Operations and maintenance (excluding Admin & General) expense	85,963	79,081	328,501	325,152
Depreciation and amortization expense	89,021	82,432	330,724	303,095
Operating Margin	$412,497	$387,242	$1,444,844	$1,325,211
(1) Including the impacts of noncontrolling interests. All items related to the disposition of Centuri are included in discontinued operations.

Reconciliation of non-GAAP financial measure of Adjusted net income (loss) and Adjusted diluted earnings (loss) per share and their comparable GAAP measure of Net income (loss) and Diluted earnings (loss) per share is presented below. Amounts in thousands, except per share amounts and percentages

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income applicable to Natural Gas Distribution (GAAP)	$105,724	$97,185	$300,308	$261,176
Plus:
State income tax apportionment associated with certain one-time events(1)	(5,513)	—	(16,362)	—
Adjusted net income applicable to Natural Gas Distribution	$100,211	$97,185	$283,946	$261,176

Natural Gas Distribution Average Equity (GAAP)(2)			$3,411,882
Natural Gas Distribution Return on Equity (GAAP)			8.8%
Adjusted Natural Gas Distribution Average Equity(2)			$3,404,435
Adjusted Natural Gas Distribution Return on Equity			8.3%

Net loss - Corporate and administrative (GAAP)	$(778)	$(10,348)	$(65,472)	$(40,197)
Plus:
State income tax apportionment associated with certain one-time events(1)	(669)	—	45,293	—
Adjusted net loss applicable to Corporate and administrative	$(1,447)	$(10,348)	$(20,179)	$(40,197)

Income (loss) from continuing operations, net of taxes (GAAP)	$104,946	$86,837	$234,836	$220,979
Plus:
State income tax apportionment associated with certain one-time events(1)	(6,182)	—	28,931	—
Adjusted net income applicable to Southwest Gas Holdings	$98,764	$86,837	$263,767	$220,979

Weighted average shares - diluted	72,550	72,141	72,337	72,032

Earnings per share from continuing operations:
Diluted earnings per share	$1.45	$1.20	$3.25	$3.07
Adjusted consolidated earnings per diluted share	$1.36	$1.20	$3.65	$3.07
(1) Represents the non-recurring impact of remeasuring state deferred taxes, primarily related to the tax deconsolidation of Centuri and the inclusion of the 2028 Great Basin Expansion Project.
(2) Natural Gas Distribution Equity represents a trailing five quarter average.

Reconciliation of non-GAAP financial measure of FFO / Debt and its comparable GAAP measure is presented below. Amounts in thousands, except per share amounts and percentages

Twelve Months Ended December 31,
2025
Reconciliation of Revenue to non-GAAP measure of FFO
Revenue - Natural Gas Distribution	$1,942,480
Less:
Net cost of gas sold	(497,636)
Operations and maintenance	(537,644)
Taxes other than income taxes	(94,070)
EBITDA - Natural Gas Distribution	$813,130
Standard & Poor’s (“S&P”) EBITDA Adjustments(1)	12,989
S&P Adjusted EBITDA - Natural Gas Distribution	$826,119
S&P FFO Adjustments(2)	(180,671)
S&P FFO - Natural Gas Distribution	$645,448

Reconciliation of Debt to non-GAAP measure of Adjusted Debt
Total Debt - Natural Gas Distribution	$3,508,012
Pension & Other Debt / Deferred Comp.	18,522
Ending Cash	(56,408)
S&P Adjusted Total Debt - Natural Gas Distribution	$3,470,126

S&P FFO / Debt Calculation - Natural Gas Distribution
S&P FFO	$645,448
S&P Adjusted Total Debt	$3,470,126
S&P FFO / Debt - Natural Gas Distribution	18.6%
(1) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) Adjustments: Stock Compensation Expense
(2) Funds from operations (“FFO”) Adjustments: Cash Interest Paid, Debt Portion of AFUDC, and Cash Taxes Paid

FINANCIAL STATISTICS
Market value to book value per share at quarter end		146%
Twelve months to date return on equity	-- gas segment	8.8%
Twelve months to date adjusted return on equity(1)	-- gas segment	8.3%
Common stock dividend yield at quarter end		3.1%
Customer to employee ratio at quarter end	-- gas segment	930 to 1
(1) For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see the tables earlier in this press release.

GAS DISTRIBUTION SEGMENT	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona(1)	$3,175,484	7.03%	9.84%
Southern Nevada(2)	1,780,757	7.02%	9.50%
Northern Nevada(3)	227,060	7.01%	9.50%
Southern California(4)	285,691	8.02%	11.16%
Northern California(4)	92,983	7.91%	11.16%
South Lake Tahoe(4)	56,818	7.91%	11.16%
Great Basin Gas Transmission Company(5)	190,988	8.17%	11.95%
Total/Weighted Average	5,809,781	7.14%	9.89%
(1) Effective March 2025.
(2) Effective July 2025.
(3) Effective April 2024.
(4) Authorized returns updated effective January 1, 2024, due to an Automatic Rate of Return Trigger Mechanism.
(5) Estimated amounts based on 2024 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS	Year Ended December 31,
(In dekatherms)	2025	2024	2023
Residential	72,449,849	77,066,236	86,965,340
Small commercial	32,454,919	33,289,392	35,091,975
Large commercial	10,884,870	10,838,926	11,091,489
Industrial / Other	5,194,722	5,535,745	7,759,919
Transportation	83,709,265	92,698,389	85,685,447
Total system throughput	204,693,625	219,428,688	226,594,170